Exhibit 99

T. ROWE PRICE GROUP REPORTS RECORD QUARTERLY RESULTS

Assets Under Management Exceed $206 Billion; Diluted Earnings Per Share up 43%

BALTIMORE (July 27, 2004) — T. Rowe Price Group, Inc. (Nasdaq: TROW) today reported 2004 second quarter net revenues of nearly $310 million, net income of $80.3 million, and diluted earnings per share of $.60, surpassing the record diluted earnings per share of $.58 reported in the first quarters of 2004 and 2000. Comparatively, the reported results versus the second quarter of 2003 represent a 30% increase in net revenues from $237 million, a 49% increase in net income from nearly $54 million, and a 43% increase in diluted earnings per share from $.42. Assets under management increased to a record of $206.8 billion at June 30, 2004, up nearly 9% from $190 billion at the end of 2003 and up more than 28% from $161 billion at June 30, 2003.

For the first half of 2004, cumulative results include net revenues of $615 million, net income of $157.6 million, and diluted earnings per share of $1.18, all records for the first half of a year.

Financial Highlights

Investment advisory revenues were up 35% or $65.1 million in the second quarter of 2004 versus the 2003 quarter. Increased assets under management drove the change as average mutual fund assets under management exceeded $125 billion, $30 billion higher than the $95 billion average of the second quarter of 2003. Average assets in other managed portfolios were $76.6 billion in the second quarter of 2004, up nearly $19 billion versus the average of $57.7 billion in the 2003 quarter.

The $206.8 billion of assets under management at June 30, 2004 include $128.3 billion in the T. Rowe Price mutual funds distributed in the United States and $78.5 billion in other managed portfolios consisting of separately managed accounts, sub-advised funds, sponsored mutual funds which are offered to non-U.S. investors, and variable annuity portfolios. The $5.8 billion increase in assets under management from $201 billion at March 31, 2004 included $4.2 billion of net investor inflows, with almost $1.9 billion added to the mutual funds and $2.3 billion to other managed portfolios. Net market appreciation and income added the remaining $1.6 billion to assets under management during the quarter. When added to first quarter 2004, net cash flows for the first half total $10.6 billion, with $6.6 billion into the mutual funds and $4.0 billion into the other managed investment portfolios.

Mutual fund net inflows in the 2004 second quarter were concentrated in the U.S. domestic stock mutual funds with 75% of the total going to the Mid-Cap Value, Equity Income and Growth Stock funds, each rated either four or five stars by Morningstar. Other managed U.S. portfolios benefited from cash flows from new and existing institutional investors both in the U.S. and overseas and from third party distribution efforts in the U.S.

Operating expenses increased $29 million from the previous year’s quarter to more than $181.7 million. Increases in compensation and related employment costs, in advertising and promotion costs, and in other operating expenses were the primary reasons for the change. On a sequential basis, operating expenses were down $1 million from the first quarter of 2004 as a $5 million decrease in advertising and promotion was mostly offset by smaller increases in compensation and occupancy costs. At June 30, 2004, the firm employed 4,000 associates, up almost 6% since the beginning of the year to accommodate increased volumes across the firm. The firm expects its advertising and promotion expenditures in the third quarter of 2004 will be up more than $3 million versus the comparable 2003 quarter while spending for all of 2004 could be up nearly 25% versus 2003. The firm continues to monitor financial market conditions and will adjust its future advertising and promotion spending accordingly.

Chairman Commentary

George A. Roche, the company’s chairman and president, commented: “The firm’s investment results continue to be strong relative to our peers, with more than 70% of the T. Rowe Price funds and their share classes surpassing their Lipper averages on a total return basis for the one-, three-, five-, and ten-year periods ended June 30, 2004. In addition, two-thirds of our rated retail funds ended the quarter with an overall rating of four or five stars from Morningstar.

“We continue to be encouraged by net cash inflows into our mutual funds and managed accounts during the second quarter, which included steady inflows from across our multiple distribution channels. In particular, our institutional advisory efforts saw substantial growth, particularly outside the U.S. where net inflows exceeded $1 billion. In the U.S., activity in our institutional separate account business was buoyed by renewed interest in large-cap investments, as well as growing interest in our structured research strategy. In addition, our target-date Retirement Funds continue to grow and are particularly popular among defined contribution plan participants.”

In closing, Mr. Roche said: “The economy continues to show signs of improvement, companies are reporting strong second quarter earnings, and traditional valuation measures for equities are reasonable. Although concerns about inflation, rising interest rates, global political risks, and higher oil prices may be injecting more caution by investors currently, we believe the outlook for the markets and our company remains favorable for the long term.”

Founded in 1937, Baltimore-based T. Rowe Price is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The organization also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price’s disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. More information is available at www.troweprice.com.

Certain statements in this press release may represent “forward-looking information,” including information relating to anticipated growth in revenues, net income and earnings per share, anticipated changes in the amount and composition of assets under management, anticipated expense levels, and expectations regarding financial and other market conditions. For a discussion concerning risks and other factors that could affect future results, see “Forward-Looking Information” in Item 2 of the company’s Form 10-Q Report for the period ended March 31, 2004. The Form 10-Q report for the second quarter of 2004 will be filed this week with the U.S. Securities and Exchange Commission and will include more complete information on the company’s interim financial results.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share amounts)

	Three months ended		Six months ended
Revenues	6/30/2003	6/30/2004	6/30/2003	6/30/2004
Investment advisory fees	$183,896	$249,002	$348,285	$494,011
Administrative fees and other income	53,433	60,546	107,578	121,011
Investment income of savings bank subsidiary	951	924	1,931	1,926

Total revenues	238,280	310,472	457,794	616,948
Interest expense on savings bank deposits	818	800	1,614	1,625

Net revenues	237,462	309,672	456,180	615,323

Operating expenses
Compensation and related costs	94,343	113,084	186,490	222,864
Advertising and promotion	12,392	16,117	28,737	37,176
Depreciation and amortization of property and equipment	11,705	9,843	23,556	19,971
Occupancy and facility costs	14,985	16,525	31,506	32,183
Other operating expenses	19,221	26,089	36,631	52,254

	152,646	181,658	306,920	364,448

Net operating income	84,816	128,014	149,260	250,875

Other investment income	1,848	939	203	2,092
Other interest and credit facility expenses	480	468	980	800

Net non-operating income (expense)	1,368	471	(777)	1,292

Income before income taxes	86,184	128,485	148,483	252,167
Provision for income taxes	32,409	48,221	55,934	94,564

Net income	$53,775	$80,264	$92,549	$157,603

Earnings per share
Basic	$0.44	$0.63	$0.76	$1.25

Diluted	$0.42	$0.60	$0.73	$1.18

Dividends declared per share	$0.17	$0.19	$0.34	$0.38

Weighted average shares
Outstanding	122,507	126,976	122,475	126,536

Assuming dilution	126,844	133,513	126,185	133,645

	YTD 2004 Avg	YTD 2003 Avg	6/30/2004	12/31/2003
Assets Under Management (in billions) Sponsored mutual funds Stock	$94.6	$63.3	$98.8	$88.4
Bond and money market	29.5	27.8	29.5	29.1

Total	124.1	91.1	128.3	117.5
Other portfolios	75.7	55.4	78.5	72.5

	$199.8	$146.5	$206.8	$190.0

Equity securities			$150.5	$135.5
Debt securities			56.3	54.5

			$206.8	$190.0

	Six months ended
	6/30/2004	6/30/2003
Condensed Consolidated Cash Flows Information (in thousands)
Cash provided by operating activities	$210,852	$130,215
Cash used in investing activities, including ($21,589) for additions to property and equipment in 2004	(27,668)	(13,821)
Cash used in financing activities, including stock options exercised of $28,362 and dividends paid of ($47,721) in 2004	(24,475)	(83,669)

Net increase in cash during the period	$158,709	$32,725

	6/30/2004	12/31/2003
Condensed Consolidated Balance Sheet Information (in thousands)
Cash and cash equivalents	$395,242	$236,533
Accounts receivable	135,960	121,295
Investments in sponsored mutual funds	179,213	162,283
Debt securities held by savings bank subsidiary	104,317	110,962
Property and equipment	202,475	201,094
Goodwill	665,692	665,692
Other assets	45,237	48,718

Total assets	1,728,136	1,546,577
Total liabilities, including savings bank deposits of $91,160 in 2004	230,074	217,497

Stockholders’ equity, 127,233,274 common shares outstanding in 2004, including net unrealized holding gains of $30,381 in 2004	$1,498,062	$1,329,080